Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Application for Conversion on Form AC, as amended, of K-Fed Mutual Holding Company filed with the Office of Thrift Supervision and in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-146364) for Kaiser Federal Financial Group, Inc. filed with the Securities and Exchange Commission, of our report dated August 25, 2007 on the consolidated financial statements of K-Fed Bancorp as of June 30, 2007 and 2006 and for each of the three years in the period ended June 30, 2007 and on the effectiveness of internal control over financial reporting of K-Fed Bancorp as of June 30, 2007 appearing in the prospectus which is part of the Amended Application and Amendment to the Registration Statement.

We also consent to the reference to our firm under the headings “Experts” and “Legal Matters” in the Registration Statement on Form S-1 and Form AC.

/s/ Crowe Chizek and Company LLP

Crowe Chizek and Company LLP

Oak Brook, Illinois October 31, 2007